             As filed with the Securities and Exchange Commission on May 5, 1995
                                                            Registration No. 33-
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                                    of 1933
                                    _______

                                 TRICARE, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                          33-0378756
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                    _______

                              3353 Peachtree Road
                                   Suite 1000
                                Atlanta, Georgia
                    (Address of Principal Executive Offices)
                                     30326
                                   (Zip Code)
                                    _______

                         BOTTOMLEY AND ASSOCIATES, INC.
                             1991 STOCK OPTION PLAN
                            (Full title of the plan)
                                    _______

                                David W. Murphy
                              3353 Peachtree Road
                                   Suite 1000
                             Atlanta, Georgia 30326
                    (Name and address of agent for service)
                                 (404) 364-8000
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                           3500 One Peachtree Center
                           303 Peachtree Street, N.E.
                            Atlanta, Georgia  30308

Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this Registration Statement.

Exhibit Index Appears
on Page 8 of 8 Pages

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------
                                                     Proposed            Proposed Maximum
       Title of                Amount to             Maximum                Aggregate              Amount of
    Securities to                  be             Offering Price             Offering             Registration
    be Registered              Registered           Per Unit(1)              Price(1)                Fee(1)
- ---------------------------------------------------------------------------------------------------------------

 Common Stock,                   682,622             $0.15                 $102,393.30                 $100.00
 $.01 par value                   shares

____________

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, and computed based upon the price at which options may be exercised. All shares are subject to outstanding options. The calculation of the registration fee yielded an actual fee of $35.31; the minimum registration fee of $100.00 is therefore filed herewith.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of the Common Stock of TriCare, Inc. (the "Company") pursuant to the Bottomley and Associates, Inc. 1991 Stock Option Plan.

                                 TRICARE, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NO.

3.       Incorporation of Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the transition period ended December 31, 1994.

         (b)     All other reports filed with the Commission pursuant to
                 Section 13(a) or 15(d) of the Exchange Act since December 31, 1994.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 8, 1990.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4.       Description of Securities.

         Inapplicable.

5.       Interests of Named Experts and Counsel.

         Inapplicable.

6.       Indemnification of Directors and Officers.

         Article VII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "GCL"), a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a
director, except for liability for any:   (i) breach of the Director's duty of
loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

         The Company's Bylaws (Article XIII) indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this section of the Bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in any manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         The Bylaws also provide that expenses incurred by any officer or director in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The Company and its officers may purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or serving in that capacity for another entity at the request of the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the Bylaws.

         With respect to indemnification of officers and directors, Section 145 of the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful.

         Furthermore, the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

         The Company has entered into indemnification agreements with its directors and officers intended to provide indemnification to the full extent permitted under Delaware law.

7.       Exemption from Registration Claimed.

         Inapplicable.

8.       Exhibits.

       Exhibit
       Number    Description
       -------   -----------

         4 Bottomley and Associates, Inc. 1991 Stock Option Plan (incorporated by reference to the Registrant's Form 10-K for the transition period ended December 31, 1994).

         5       Opinion of counsel for the Company.

         23(a)   Consent of counsel for the Company (contained in Exhibit 5).

         23(b)   Consent of Arthur Andersen LLP.

         23(c)   Consent of Miller Ray Healey & Houser.

         24 Power of Attorney. Reference is made to the Signature Page, Page II-7 of the Registration Statement.

9.       Undertakings.

                 1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 3. The undersigned Registrant undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 4. The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 5. The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 4th day of May, 1995.

                                        TRICARE, INC.



                                        By:/S/ Larry G. Gerdes
                                           -----------------------
                                           Larry G. Gerdes
                                           President and
                                           Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Gerdes and David W. Murphy, jointly and severally, his true and lawful attorneys-in-fact each, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                Title                                   Date
 /S/ Donald L. Lucas                       Chairman of the Board                         May 4, 1995
 ---------------------------------
 Donald L. Lucas

 /S/ Larry G. Gerdes                       President, Chief Executive Officer and        May 4, 1995
 ---------------------------------         Director (Principal Executive Officer)
 Larry G. Gerdes

 /S/ David W. Murphy                       Vice President of Finance, Chief              May 4, 1995
 ---------------------------------         Financial Officer, Secretary and
 David W. Murphy                           Treasurer (Principal Financial
                                           Officer)


 /S/ Lois A. Ruhnke                        Controller (Principal Accounting              May 4, 1995
 ---------------------------------         Officer)
 Lois A. Ruhnke

 /S/ Stephen F. Bullock                    Director                                      May 4, 1995
 ---------------------------------
 Stephen F. Bullock


 /S/ Walter S. Huff, Jr.                   Director                                      May 4, 1995
 ---------------------------------
 Walter S. Huff, Jr.

 /S/ Charles E. Thoele                     Director                                      May 4, 1995
 ---------------------------------
 Charles E. Thoele

                                 EXHIBIT INDEX

        Exhibit No.                  Description


          4 Bottomley and Associates, Inc. 1991 Stock Option Plan (incorporated by reference to the Registrant's Form 10-K for the transition period ended December 31, 1994)

          5                 Opinion of counsel for the Company

          23(a) Consent of counsel for the Company (contained in Exhibit 5)

          23(b)             Consent of Arthur Andersen LLP

          23(c)             Consent of Miller Ray Healey & Houser

          24 Power of Attorney. Reference is made to the Signature Page, Page II-7 of the
                            Registration Statement.